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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              INTERNET IMAGE, INC.
                                     PROXY
                        SPECIAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Internet Image, Inc. ("Internet Image"), a California corporation, hereby acknowledges receipt of the Notice of special meeting of Shareholders and proxy statement, both dated November 24, and hereby appoints Lung Tsai and Yeong Juang, and each of them, with full power to each of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of Shareholders of Internet Image, to be held on Tuesday, December 7, 1999, at 11:00 a.m., local time, at 39560 Stevenson Place, Suite 119, Fremont, California 94539, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

    This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the proposal to approve the merger and adopt the Agreement and Plan of Reorganization, dated as of October 1, 1999, by and among Intraware, Inc., Tango Acquisition Corp. ("Tango Acquisition") and Internet Image, and to approve the merger of Tango Acquisition with and into Internet Image pursuant to the Agreement and Plan of Reorganization.

                          THE BOARD OF INTERNET IMAGE
                         UNANIMOUSLY RECOMMENDS A VOTE
                                   "FOR/YES"!

                   PLEASE MARK VOTES AS IN THIS EXAMPLE  /X/

              / / FOR/YES
              / / AGAINST/NO
              / / ABSTAIN/NO

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHERE SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP BY AUTHORIZED PERSON.

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